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                          [BEARDEN & SMITH LETTERHEAD]
        1776 OLD SPRING HOUSE LANE - SUITE 200 - ATLANTA, GEORGIA 30338
                 TELEPHONE (770) 457-6606 - FAX (770) 451-2873



February 18, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Lahaina Acquisitions, Inc.
    File Ref. No. 0-27480


We have been engaged as the Registrant's principal accountant, and replacement for Millward and Co., upon the approval of the Registrant's Board of Directors. We have read the disclosures made by the Registrant in their Form 8-K and have no disagreements with what has been stated.


Sincerely,


/S/ Bearden & Smith, P.C.

Bearden & Smith, P.C.


cc: Mr. Richard Smyth
    Lahaina Acquisitions, Inc.
    2900 Atlantic Avenue
    Fernandina Beach, Florida 32034